UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2026

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 1, 2026, SINTX Technologies, Inc. (the “Company”) delivered call notices to holders of its outstanding Class B Common Stock Purchase Warrants pursuant to the call provisions described in the Company’s Current Report on Form 8-K furnished that day. The call period expired at 5:00 p.m. Eastern Time on October 8, 2026.

The Company received aggregate gross proceeds of $2,014,645.22, representing funded exercises and related exchanges covering 941,423 Class B warrant shares at $2.14 per share. The Company issued 651,204 shares of common stock and, to accommodate applicable 9.99% beneficial ownership limitations, issued fully pre-funded warrants to purchase 290,219 shares of common stock in exchange for the corresponding portion of the Class B warrants.

The remaining Class B warrants covering 941,423 shares were not exercised and expired without consideration pursuant to their terms. No Class B warrants remain outstanding. The Company’s Class A warrants were unaffected by the call.

Following the issuance of the 651,204 shares of common stock the Company has 7,558,073 shares of common stock outstanding as of the close of business, October 9, 2026.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	October 9, 2026	By:	/s/ Eric K. Olson
Eric K. Olson
Chief Executive Officer